UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 16, 2009

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other Jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

750 Lexington Avenue, New York, New York 10022

(Address of Principal Executive Offices)

(Zip Code)

(212) 754-2233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Steven M. Saferin

On April 16, 2009, Scientific Games International, Inc., a wholly owned subsidiary of Scientific Games Corporation (the “Company”), entered into an amendment to the employment agreement with Steven M. Saferin, dated as of January 1, 2006, as amended, pursuant to which Mr. Saferin assumed a new role as Chief Creative Officer for the Company’s Printed Products and Lottery Systems Groups, responsible for planning, coordinating, and directing all creative content, creative business initiatives and related product development activities for the Groups.  Prior to assuming his new role, Mr. Saferin served as President of our Properties division.

Amendment to Employment Agreement with Joseph R. Wright

On April 22, 2009, the Company entered into an amendment to the employment agreement with Joseph R. Wright, the Company’s Chief Executive Officer and Vice Chairman, dated as of May 1, 2008, as amended.  Under the terms of the amendment, Mr. Wright is entitled to receive annual long-term incentive equity based and/or cash-based awards with a value of up to 155% of his annual base salary.  This amendment formalizes the current practice under the Company’s equity program guidelines pursuant to which Mr. Wright’s equity award opportunity is set at such percentage.  Any such awards remain subject to the discretion of the Compensation Committee of the Board of Directors of the Company.

In addition, in the event Mr. Wright’s employment is terminated by the Company without “cause” (which includes the Company’s election not to extend the term of his agreement) or by Mr. Wright for “good reason,” or by reason of “total disability” (in each case as defined in the agreement), Mr. Wright will be eligible to continue to participate for up to three (3) years following such termination in any benefit plans providing medical, disability and life insurance benefits in which he was participating immediately prior to such termination.  In the event such plans do not allow for continued participation, the Company will reimburse Mr. Wright for the costs he incurs during such period in obtaining benefits that are reasonably comparable to the benefits he would have received under such plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Ira H. Raphaelson
		Name:	Ira H. Raphaelson
		Title:	Vice President, General Counsel and Secretary

Date: April 22, 2009